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                                  Exhibit 24.6

                    POWER OF ATTORNEY OF WILLIAM D. STEWART

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     The undersigned, in his or her capacity as a director or officer of Farmers
National Banc Corp., does hereby appoint FRANK L. PADEN and CARL D. CULP, and any of them severally, his or her attorney or attorneys with full power of substitution to execute in his or her name, in his or her capacity as a director or officer, or both, of Farmers National Banc Corp., a Form S-4 Registration Statement of Farmers National Banc Corp. relating to its shares of Common Stock, no par value, to be issued pursuant to the Agreement and Plan of Merger between Farmers National Banc Corp. and Security Financial Corp. dated as of May 26, 2000, as that Agreement and Plan of Merger may be amended from time to time, any and all amendments and supplements to such Registration Statement and post-effective amendments and supplements thereto, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission.


Dated:____________________         _____________________________
                                   William D. Stewart